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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT


                        PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                       DATE OF REPORT - November 17, 1994
                       (Date of earliest event reported)


                              ASARCO INCORPORATED
             (Exact name of registrant as specified in its charter)


                           Commission File No. 1-164


            New Jersey                            13-4924440
     (State of incorporation)                   (IRS Employer
                                              Identification No.)


     180 Maiden Lane
    New York, New York                              10038
  (Address of principal                           (Zip Code)
   executive offices)

Registrant's telephone number,
including area code: (212) 510-2000
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Item 5.  Other Events.

         On November 17, 1994 ASARCO Incorporated (the "Company") and M.I.M. Holdings Limited, a corporation incorporated under the laws of the State of Queensland, Commonwealth of Australia (the "Selling Shareholder"), entered into
(a) an Underwriting Agreement with CS First Boston Corporation and S.G. Warburg & Co. Inc. acting on behalf of themselves and as representatives of the several underwriters named in Schedule A attached thereto for the sale by the Selling Shareholder to such underwriters of 6,650,000 shares of Common Stock, no par value ("Common Stock") of the Company, and (b) a Subscription Agreement with CS First Boston Limited and S.G. Warburg Securities Ltd. acting on behalf of themselves and as representatives of the several underwriters named in Schedule A attached thereto for the sale to such underwriters of 2,850,000 shares of Common Stock of the Company, in each case at a price to the public of $ 28.00 per share.

         The Common Stock is being offered pursuant to Registration Statement No. 33-55993, which was filed with the Securities and Exchange Commission on October 12, 1994 and became effective on October 25, 1994, the Prospectus dated October 25, 1994 and a Prospectus Supplement dated November 17, 1994.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

         (c)   Exhibits.

               1. Underwriting Agreement among ASARCO Incorporated, MIM Holdings Limited, and CS First Boston Corporation and S.G. Warburg & Co. Inc. acting on behalf of themselves and as representatives of the several underwriters named in Schedule A attached thereto, dated November 17, 1994.
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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                   ASARCO Incorporated


                                                   /s/ Kevin R. Morano
                                                   Kevin R. Morano
                                                   Vice President and
                                                   Chief Financial Officer


Dated:  November 17, 1994

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                                EXHIBIT INDEX


               1. Underwriting Agreement among ASARCO Incorporated, MIM Holdings Limited, and CS First Boston Corporation and S.G. Warburg & Co. Inc. acting on behalf of themselves and as representatives of the several underwriters named in Schedule A attached thereto, dated November 17, 1994.